SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2018

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Esperanza Crossing

Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2018, Citizens, Inc. (the “Company”) announced the retirement of Terry B. Festervand, the Company’s Vice President, Chief Operations Officer. Ms. Festervand is retiring after leading the Company’s remediation initiatives to improve the effectiveness of the Company’s internal control over financial reporting and implementation of the Company’s reorganization plans within operations. Ms. Festervand’s handpicked successor, Amanda Crews, age 41, assumed the role of Vice President, Operations effective immediately.

Ms. Crews was hired by Ms. Festervand in 2017 to serve as the Company’s Human Resources Director and was quickly identified as a project management leader within the Company’s operations after successfully leading the Company’s 2017 corporate headquarters relocation. Ms. Crews was then promoted to oversee the Company’s Property Services division. Prior to joining the Company, Ms. Crews served in leadership roles in the areas of human resources, project management, business development and customer service at various locations, including serving as the Human Resources Director at the Railroad Commission of Texas, serving as the Corporate Human Resources Manager and Corporate Human Resources Generalist at D&S Community Services, serving as the Business Development Manager and Branch Manager at Sistema Technologies, Inc. (a division of Y&L Consulting) and serving as the Human Resources Specialist at Employees Retirement System of Texas.

The promotion of Ms. Crews to Vice President, Operations fulfills the Company’s dual objectives of advancing leaders and diversity within its leadership ranks.

Ms. Crews does not have an employment contract with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey M. Kolander
Geoffrey M. Kolander President and Chief Executive Officer

Date: August 21, 2018